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                                                                     Exhibit 5.1

                          [SAUL EWING LLP LETTERHEAD]


                                                                   March 6, 2003

OSI Pharmaceuticals, Inc.
58 South Service Road, Suite 110
Melville, NY  11747

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (collectively with any amendments thereto, the "Registration Statement") of OSI Pharmaceuticals, Inc., a Delaware corporation, which will be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,208,486 shares of common stock, par value $0.01 of the company, as described in the Registration Statement (the "Securities").

         We have examined the Registration Statement and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, it is our opinion that the Securities, when sold and issued in accordance with the Registration Statement and related Proxy Statement/Prospectus which forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion is being furnished in accordance with the requirements of
Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,


                                                    /s/ Saul Ewing LLP

                                                    SAUL EWING LLP